Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the headings “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in this Registration Statement of MainStay Funds Trust – MainStay PineStone Global Equity Fund, MainStay Funds Trust – MainStay PineStone International Equity Fund, and MainStay Funds Trust – MainStay PineStone U.S. Equity Fund.

/s/ KPMG LLP

Philadelphia, Pennsylvania

August 25, 2023